Exhibit 10.1

WEYCO GROUP, INC.

2024 INCENTIVE PLAN

Amendment No. 2

Removing the Minimum Vesting schedule for Non-Employee Directors

WHEREAS, Weyco Group, Inc. (the “Corporation”) maintains the Weyco Group, Inc. 2024 Incentive Plan (the “Plan”);

WHEREAS, the Corporation desires to limit the application of a minimum vesting schedule only to awards made under the Plan to its employees (carving out non-employee directors); and

WHEREAS, the Corporation, has the authority to amend the Plan accordingly under Section 26 of the Plan.

NOW THEREFORE, the Plan is amended as follows, such changes to be effective as of August 5, 2025:

Section 4.2(d) of the Plan is hereby amended to read in its entirety as follows:

“determine the terms and provisions of the respective agreements (which need not be identical) by which Awards shall be evidenced, provided however, that the minimum vesting schedule for any Award to an Employee shall be two (2) years, except that such vesting conditions may be waived as deemed appropriate by the Board in consideration of non-U.S. tax law;”

Except as expressly amended hereby, the Plan shall remain in full force and effect in accordance with its terms.

36190048.1